                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT


The Boards of Directors and Stockholders of
Gartner Group, Inc.:

We consent to incorporation by reference in the registration statement on Form S-8 of Gartner Group, Inc. of our report dated October 31, 1997, relating to the consolidated balance sheets of Gartner Group, Inc. and subsidiaries as of September 30, 1997 and 1996 and the related consolidated statements of operations, changes in stockholders' equity and cash flows for the years then ended, and the related schedule, which reports appears in the September 30, 1997 annual report on Form 10-K of Gartner Group, Inc.


                                                           KPMG Peat Marwick LLP



Stamford, Connecticut
December 17, 1997